UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On August 2, 2012, Incyte Corporation (the “Company”) issued a press release announcing financial results for the second quarter of 2012, which was furnished as an exhibit to the Company’s Current Report on Form 8-K dated August 2, 2012. In the press release, the Company incorrectly reported that included in total revenues and net income (loss) for the quarter and six months ended June 30, 2012, was a $40 million milestone payment received from Lilly for baricitinib (LY3009104).  In fact, the $40 million milestone payment was a European Union regulatory milestone payment received from Novartis for ruxolitinib. The full text of the corrected press release is furnished as Exhibit 99.1 to this Form 8-K/A and replaces and supersedes the previously furnished press release.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Corrected press release issued by Incyte Corporation dated August 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2012

INCYTE CORPORATION

By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel